As filed with the Securities and Exchange Commission on May 27, 2015

Registration No. 333-203364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to the

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H.J. HEINZ HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2030	46-2078182
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dan F. Shaw

Senior Vice President and General Counsel

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Scott A. Barshay, Esq. Eric L. Schiele, Esq. Jonathan L. Davis, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Kim K. W. Rucker, Esq. Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary Kraft Foods Group, Inc. Three Lakes Drive Northfield, Illinois 60093 (847) 646-2000	Francis J. Aquila, Esq. Audra D. Cohen, Esq. Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	608,978,330 shares(1)	N/A	$43,671,358,490.13(2)	$5,074,611.86(3)(4)

(1)	Represents the estimated maximum number of shares of common stock, par value $0.01 per share, of the registrant to be issued upon completion of the merger described in the proxy statement/prospectus contained herein and is based upon the number of issued and outstanding shares of Kraft common stock on the date hereof, which will be converted into shares of the registrant on a one-to-one basis, and the maximum number of shares that Kraft may issue prior to the merger, which will also be so converted on a one-to-one basis.
(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $43,671,358,490.13. Such amount equals (i) the product of (a) 608,978,330, the estimated maximum number of shares to be registered, and (b) $88.2125, the average of the high and low sales prices for Kraft common stock as reported on the NASDAQ Stock Market on April 8, 2015 minus (ii) $10,048,142,445.00 (the estimated amount of cash to be paid by the registrant to Kraft shareholders in the form of a special cash dividend of $16.50 per share of Kraft common stock).
(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $5,074,611.86, which is equal to 0.0001162 multiplied by the proposed maximum aggregate offering price of $43,671,358,490.13.
(4)	Previously paid in connection with the initial filing of this registration statement on April 10, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

H.J. Heinz Holding Corporation is filing this Amendment No. 3, which we refer to as this Amendment, to its registration statement on Form S-4, which we refer to as the Registration Statement, as an exhibit-only filing to file Exhibits 5.1 and 23.1 and to re-file Exhibits 8.1, 8.2, 23.2 and 23.3 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 5.1, 8.1, 8.2, 23.1, 23.2 and 23.3. The proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The new Kraft Heinz charter contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL. See the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders—Indemnification of Directors and Officers” beginning on page [—] of this proxy statement/prospectus.

As permitted by Section 102(b)(7) of the DGCL, the new Kraft Heinz charter contains a provision eliminating the personal liability of a director to Heinz or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. See the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders—Limitation of Personal Liability of Directors” beginning on page [—] of this proxy statement/prospectus.

Heinz maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Heinz also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Heinz will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Heinz has agreed that, from and after the effective time, it and the surviving corporation in the merger will indemnify and hold harmless each present and former director and officer of Kraft against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition), judgments, fines and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer or the merger agreement or the transactions contemplated thereby, to the fullest extent permitted under applicable law.

Kraft may (or, if Kraft fails to do so, Heinz will cause H. J. Heinz Company to), prior to the effective time of the merger, obtain and fully pay for “tail” insurance policies with a claims period of six years from and after the effective time of the merger, with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage at least as favorable Kraft’s existing policies with respect to matters existing at or occurring prior to the effective time, subject to certain limitations and premium thresholds. In the event that such “tail” insurance policies are not available within such premium thresholds, then, for a period of six years from the effective time, Kraft shall (or, if Kraft fails to do so, Heinz will cause H. J. Heinz Company to) purchase the most advantageous policies of directors’ and officers’ insurance obtainable with such premium thresholds.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.1†*	Agreement and Plan of Merger, dated as of March 24, 2015, among Heinz, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1*	Current Certificate of Incorporation of H.J. Heinz Holding Corporation dated June 7, 2013.

3.2*	Current By-Laws of H.J. Heinz Holding Corporation dated June 7, 2013.

3.3*	Form of Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (included as Annex C to the proxy statement/prospectus).

3.4*	Form of Amended and Restated By-Laws of H.J. Heinz Holding Corporation to be effected following the merger (included as Annex D to the proxy statement/prospectus).

4.1*	Form of Registration Rights Agreement to be entered into by and among Heinz, 3G Global Food Holdings and Berkshire Hathaway (included as Annex E to the proxy statement/prospectus).

4.2.1††	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and Bank One, National Association dated as of July 6, 2001 relating to H. J. Heinz Finance Company’s $550,000,000 6.75% Guaranteed Notes due 2032 and $250,000,000 7.125% Guaranteed Notes due 2039.

4.2.2††	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 relating to H. J. Heinz Corporation II’s $300,000,000 2.000% Notes due 2016, $400,000,000 3.125% Notes due 2021, $300,000,000 1.50% Notes due 2017, $300,000,000 2.85% Notes due 2022.

4.2.3††	Five-Year Credit Agreement dated June 30, 2011 among H.J. Heinz Company, H.J. Heinz Finance Company, the banks listed on the signature pages thereto and J.P. Morgan Chase Bank, N.A. as Administrative Agent.

4.2.4††	First Supplemental Indenture, dated as of March 21, 2013, to the Indenture, dated as of July 6, 2001, by and among H. J. Heinz Finance Company, H. J. Heinz Company and The Bank of New York Mellon.

4.2.5††	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time.

4.2.6††	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2.7††	Indenture dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H.J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2.8††	Supplemental Indenture dated as of June 7, 2013, by and among H.J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent.

4.2.9††	Form of 4.25% Second Lien Senior Secured Notes due 2020.

4.2.10††	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto.

4.2.11††	Joinder Agreement, dated June 7, 2013, by and among H.J. Heinz Company and certain of its wholly owned subsidiaries.

4.2.12††	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.13††	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.2.14††	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers.

4.2.15††	Registration Rights Agreement Joinder dated as of June 7, 2013, by and among H.J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto.

4.2.16††	Second Supplemental Indenture, dated as of July 15, 2014, by and among H. J. Heinz Corporation II, AsiaPacific Investment Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.17††	Second Supplemental Indenture, dated as of July 21, 2014, by and among H. J. Heinz Corporation II, HJH Development Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.18††	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025.

4.2.19††	Additional Pari Passu Joinder Agreement, dated as of January 30, 2015 between MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.20††	Joinder to the Intercreditor Agreement, dated as of January 30, 2015, by and among MUFG Union Bank, N.A., as New Trustee for the holders of the 4.875% Second Lien Senior Secured Notes due 2025, Wells Fargo Bank, National association, as Second Priority Collateral Agent and JPMORGAN Chase Bank, N.A., as First priority Designated Agent.

4.2.21††	Purchase Agreement, dated as of January 26, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto and the several initial purchasers named in the schedule thereto.

5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities being registered.

8.1	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

8.2	Opinion of Sullivan & Cromwell LLP as to certain tax matters.

10.1*	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan.

10.2*	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement.

21.1*	Subsidiaries of H.J. Heinz Holding Corporation.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.3	Consent of Sullivan & Cromwell LLP (included as part of its opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.4*	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.5*	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.6*	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

24.1*	Power of Attorney (included on signature page to the initial filing of this registration statement).

99.1*	Consent of Centerview Partners LLC.

99.2*	Consent of John T. Cahill.

99.3*	Consent of L. Kevin Cox.

99.4*	Consent of Jeanne P. Jackson.

99.5*	Consent of Mackey J. McDonald.

99.6*	Consent of John C. Pope.

99.7*	Form of Proxy of Kraft Foods Group, Inc.

101*	XBRL Document

*	Previously filed.
†	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heinz agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
††	Exhibits have been omitted from this filing pursuant to Item 601(4)(iii)(A) of Regulation S-K. Heinz agrees to furnish a copy of any instrument or agreement defining the rights of holders of long-term debt of Heinz upon request of the Securities and Exchange Commission.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to a request for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 27, 2015.

H.J. HEINZ HOLDING CORPORATION

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to this registration statement has been signed by the following persons in the capacities indicated below on May 27, 2015.

Signature	Title

/s/ Bernardo Hees Bernardo Hees	Chief Executive Officer (Principal Executive Officer)

/s/ Paulo Basilio Paulo Basilio	Chief Financial Officer (Principal Financial and Accounting Officer)

* Alexandre Behring	Chairman of the Board

* Gregory Abel	Director

* Tracy Britt Cool	Director

* Warren E. Buffett	Director

* Jorge Paulo Lemann	Director

*By:	/s/ Paulo Basilio
Paulo Basilio Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1†*	Agreement and Plan of Merger, dated as of March 24, 2015, among Heinz, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1*	Current Certificate of Incorporation of H.J. Heinz Holding Corporation dated June 7, 2013.

3.2*	Current By-Laws of H.J. Heinz Holding Corporation dated June 7, 2013.

3.3*	Form of Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (included as Annex C to the proxy statement/prospectus).

3.4*	Form of Amended and Restated By-Laws of H.J. Heinz Holding Corporation to be effected following the merger (included as Annex D to the proxy statement/prospectus).

4.1*	Form of Registration Rights Agreement to be entered into by and among Heinz, 3G Global Food Holdings and Berkshire Hathaway (included as Annex E to the proxy statement/prospectus).

4.2.1††	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and Bank One, National Association dated as of July 6, 2001 relating to H. J. Heinz Finance Company’s $550,000,000 6.75% Guaranteed Notes due 2032 and $250,000,000 7.125% Guaranteed Notes due 2039.

4.2.2††	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 relating to H. J. Heinz Corporation II’s $300,000,000 2.000% Notes due 2016, $400,000,000 3.125% Notes due 2021, $300,000,000 1.50% Notes due 2017, $300,000,000 2.85% Notes due 2022.

4.2.3††	Five-Year Credit Agreement dated June 30, 2011 among H.J. Heinz Company, H.J. Heinz Finance Company, the banks listed on the signature pages thereto and J.P. Morgan Chase Bank, N.A. as Administrative Agent.

4.2.4††	First Supplemental Indenture, dated as of March 21, 2013, to the Indenture, dated as of July 6, 2001, by and among H. J. Heinz Finance Company, H. J. Heinz Company and The Bank of New York Mellon.

4.2.5††	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time.

4.2.6††	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2.7††	Indenture dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H.J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2.8††	Supplemental Indenture dated as of June 7, 2013, by and among H.J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent.

4.2.9††	Form of 4.25% Second Lien Senior Secured Notes due 2020.

4.2.10††	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto.

4.2.11††	Joinder Agreement, dated June 7, 2013, by and among H.J. Heinz Company and certain of its wholly owned subsidiaries.

4.2.12††	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.13††	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.2.14††	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers.

4.2.15††	Registration Rights Agreement Joinder dated as of June 7, 2013, by and among H.J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto.

4.2.16††	Second Supplemental Indenture, dated as of July 15, 2014, by and among H. J. Heinz Corporation II, AsiaPacific Investment Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.17††	Second Supplemental Indenture, dated as of July 21, 2014, by and among H. J. Heinz Corporation II, HJH Development Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.18††	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025.

4.2.19††	Additional Pari Passu Joinder Agreement, dated as of January 30, 2015 between MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.20††	Joinder to the Intercreditor Agreement, dated as of January 30, 2015, by and among MUFG Union Bank, N.A., as New Trustee for the holders of the 4.875% Second Lien Senior Secured Notes due 2025, Wells Fargo Bank, National association, as Second Priority Collateral Agent and JPMORGAN Chase Bank, N.A., as First priority Designated Agent.

4.2.21††	Purchase Agreement, dated as of January 26, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto and the several initial purchasers named in the schedule thereto.

5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities being registered.

8.1	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

8.2	Opinion of Sullivan & Cromwell LLP as to certain tax matters.

10.1*	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan.

10.2*	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement.

21.1*	Subsidiaries of H.J. Heinz Holding Corporation.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.3	Consent of Sullivan & Cromwell LLP (included as part of its opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.4*	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.5*	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.6*	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

24.1*	Power of Attorney (included on signature page to the initial filing of this registration statement).

99.1*	Consent of Centerview Partners LLC.

99.2*	Consent of John T. Cahill.

99.3*	Consent of L. Kevin Cox.

99.4*	Consent of Jeanne P. Jackson.

99.5*	Consent of Mackey J. McDonald.

99.6*	Consent of John C. Pope.

99.7*	Form of Proxy of Kraft Foods Group, Inc.

101*	XBRL Document

*	Previously filed.
†	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heinz agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
††	Exhibits have been omitted from this filing pursuant to Item 601(4)(iii)(A) of Regulation S-K. Heinz agrees to furnish a copy of any instrument or agreement defining the rights of holders of long-term debt of Heinz upon request of the Securities and Exchange Commission.